Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Sears Roebuck Acceptance Note-Backed Series 2003-1
*CUSIP:    21988G338       Class     A-1
           21988GCD6       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 4, 2003.

INTEREST ACCOUNT
----------------


Balance as of    June 1, 2003.....                                       $0.00
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....           $1,832,600.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,832,573.44
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
        Allocation to Principal Account.....                           -$26.56
Balance as of    November 4, 2003.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    June 1, 2003.....                                       $0.00
        Scheduled Principal received on securities.....                  $0.00
        Unscheduled Principal received on securities.....       $61,600,000.00
        Unscheduled Premium received on securities.....          $4,987,136.00
        Allocation from Interest Account.....                           $26.56

LESS:
        Distribution to Class A-1 Holders.....                 -$59,475,000.00
        Distribution to Class A-2 Holders.....                    -$171,737.00
        Distribution to Class A-1 Call Warrant Holders.....     -$6,701,003.41
        Distribution to Class A-2 Call Warrant Holders.....       -$239,422.15
Balance as of    November 4, 2003.....                                   $0.00


               UNDERLYING SECURITIES HELD AS OF    November 4, 2003

         Principal
          Amount                       Title of Security
         -----------                   -----------------
                  $0     Sears Roebuck Acceptance Corp. 7% Notes due June 1,
                         2032
                         *CUSIP:   81204BK6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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